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                                                                    Exhibit 23.2
                                                                    ------------


                      Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-75415) of Avalon Cable of Michigan Holdings, Inc., Avalon Cable LLC, Avalon Cable Holdings Finance, Inc. and Avalon Cable of Michigan, Inc. of our report dated February 13, 1998 relating to the financial statements of Amrac Clear View, a Limited Partnership, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial and Other Data" in such Prospectus. However, it should be noted that Greenfield, Altman, Brown & Katz, P.C. has not prepared or certified such "Selected Historical Financial and Other Data."


/s/ Greenfield, Altman, Brown, Berger & Katz, P.C.

Greenfield, Altman, Brown, Berger & Katz, P.C.



Canton, Massachusetts
May 26, 1999